UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 22, 2025

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

(a) On October 22, 2025, the Board of Directors (“Board”) of Blue Bird Corporation (the “Company” or “Blue Bird”), approved the termination of the previously announced joint venture agreement with Generate Capital, PBC (“Generate Capital”), respecting the joint venture named Clean Bus Solutions, LLC (the “Joint Venture” or “CBS”). Generate Capital, as the other 50% shareholder of the Joint Venture, has also approved termination of the venture, and the Board of CBS will immediately begin the process of winding down affairs and will formally dissolve the legal entity upon completing appropriate legal and contractual obligations.

Description of Joint Venture. On December 7, 2023, Blue Bird announced that the Company, through its wholly owned subsidiary, Blue Bird Body Company, and GC Mobility Investments I, LLC, a wholly owned subsidiary of Generate Capital, a sustainable investment company focusing on clean energy, transportation, water, waste, agriculture, smart cities and industrial decarbonization, had executed a definitive agreement (the “Joint Venture Agreement”) establishing CBS to provide a fleet electrification-as-a-service offering using electric school buses. Through the Joint Venture, Blue Bird would provide its end customers with turnkey electrification solutions, including a wide product range of electric school buses, financing of electric vehicles and supporting charging infrastructure, project planning and management, and fleet optimization.

The Company and Generate Capital initially had equal common ownership interests in the Joint Venture, and initially jointly shared management responsibility and control, with each party having certain customary consent and approval rights and control triggers.

The Joint Venture had a perpetual duration subject to the right of either party to terminate early upon mutual consent or upon the occurrence of certain events of default or the failure to achieve certain milestones under the Joint Venture Agreement.

In connection with the execution of the Joint Venture Agreement, the Company granted Generate Capital warrants to purchase an aggregate of 1,000,000 shares of Company common stock at an exercise price of $25.00 per share (the “Warrants”), during a five-year exercise period.

The foregoing description of the Joint Venture Agreement and the Warrants is qualified in its entirety by reference to the full text of the Joint Venture Agreement and the form of Warrant, which were filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended December 30, 2023.

Circumstances Surrounding Termination. Through the course of its operation, the Joint Venture was unable to generate business on a timeline that was likely to generate profitable returns for the entity within the expectations of the joint venture partners. In October 2025, the Board of CBS met and voted to recommend to the joint venture partners to terminate the business, wind down operations, and dissolve the legal entity. On October 22, 2025, the Blue Bird Board approved the termination of the Joint Venture and Joint Venture Agreement. Upon obtaining approval from Generate Capital, the CBS Board authorized winding down and dissolution of the business on October 24, 2025.

Through the date of termination, Blue Bird has provided capital infusions to the Joint Venture in the aggregate amount of $1,678,934. No further material financial commitments are anticipated, and the Company does not expect such termination to have a material adverse effect on the Company’s future financial condition, results of operations, or cash flows.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 22, 2025, the Board of Blue Bird approved the appointment and elevation of Mr. Jeff Sanfrey as an “executive officer” of the Company, as defined under Securities and Exchange Commission (“SEC”) regulations, serving as Chief Operating Officer of the Company.

Mr. Sanfrey, age 53, has responsibility over Manufacturing, Material Planning, Logistics, Quality and Lean Transformation. Mr. Sanfrey joined Blue Bird in 2007, serving in various engineering and operations roles, most recently, prior to his current role, as Engineering and Operations Officer (starting in December 2022). In February 2024, Mr. Sanfrey’s title became Chief Operating Officer for his areas of responsibility, but he was not deemed to be an “executive officer” as defined in SEC regulations. The Board has determined that Mr. Sanfrey’s role has now evolved to meet the definition of “executive officer” under SEC regulations. Mr. Sanfrey is an industry veteran with over 30 years of experience within manufacturing, quality, and engineering.

Prior to joining Blue Bird, Mr. Sanfrey held various management roles of increasing responsibility within operations at Visteon and Navistar. Mr. Sanfrey holds a Bachelor of Science degree in Chemical Engineering with Highest Honors from Ohio University, along with a Master of Science degree in Industrial Administration from Purdue University.

Compensation. Mr. Sanfrey’s compensation includes an annual base salary of $416,000, and he is eligible to participate in the Company's Management Incentive Plan (“MIP”) at a target level of 65% of his base salary. Under the current program, Mr. Sanfrey’s Long Term Incentive Plan (“LTIP”) equity target pays out in the amount of 50% of his base salary, granted in the form of restricted stock units (“RSUs”) that will be eligible to vest over a three-year period on subsequent anniversary dates of the grant date and subject to his continued employment as of each such anniversary date. Based upon the LTIP approved for fiscal 2025, upon achievement of Annual Operating Plan (“AOP”) targets, his LTIP payout was 150% of target, approximately 1/3 of which are time vested RSUs and 2/3 of which are performance based RSUs.
Severance. In the event the Company terminates Mr. Sanfrey’s employment without cause, he will receive severance compensation in the form of continued payment of his base salary for a period of 12 months following the termination date (the “Severance Period”), and reimbursement of the cost of continuing coverage of group health insurance under COBRA for a period up to 12 months; provided, however, that the Severance Period shall be extended to 24 months in the event his employment is terminated without cause within 6 months preceding or 12 months following a Change of Control.

All compensation arrangements with Mr. Sanfrey are subject to any recoupment, clawback, or similar Company polices in effect from time to time, as well as any similar provisions of applicable law. Mr. Sanfrey is subject to confidentiality obligations and has agreed to non-solicitation and non-competition restrictive covenants for a period of 12 months following termination of employment.

Mr. Sanfrey will be eligible to participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described in the Company’s Definitive Proxy Statement dated January 27, 2025, with respect to its 2025 Annual Meeting of Stockholders, and as amended or modified by future compensation programs implemented by the Compensation Committee. As described therein, LTIP awards are generally granted in November or December of each year for the ensuing fiscal year. Historically, the LTIP awards have vested annually in three equal tranches, including a performance component tied to annual AOP targets, with a maximum forfeiture of 50%, and consisting of 100% RSUs.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: October 24, 2025